--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 14, 1998

                               MCI WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Georgia                            0-11258                  58-1521612
(State or Other                   (Commission File            (IRS Employer
Jurisdiction of                       Number)             Identification Number)
 Incorporation)


                              515 East Amite Street
                         Jackson, Mississippi 39201-2702
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (601) 360-8600



                                 WORLDCOM, INC.
                   -------------------------------------------
                   (Former name, if changed since last report)




--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired

         The audited financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of MCI, including the report of independent auditors, were previously reported in WorldCom's Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998).

         The unaudited financial statements of MCI as of and for the six months ended June 30, 1998 and 1997 were previously reported in MCI WorldCom's Current Report on Form 8-K dated September 14, 1998 (filed September 29, 1998).

(b)      Pro forma financial information

         Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Company hereby files the pro forma financial information listed in the Index on page F-1 herein and incorporated by reference herein.

(c)      Exhibits

         See Exhibit Index

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 16, 1998


                                       MCI WORLDCOM, INC.



                                       By: /s/ Scott D. Sullivan
                                          ----------------------------------
                                          Scott D. Sullivan
                                          Chief Financial Officer

               INDEX TO FINANCIAL STATEMENTS AND OTHER INFORMATION

          Financial Statements                                     Page Numbers
          --------------------                                     ------------


Pro Forma Condensed Combined Financial Statements                      F-2
Pro Forma Condensed Combined Balance Sheet as of June 30, 1998         F-4
Pro Forma Condensed Combined Statement of Operations for the
   six months ended June 30, 1998                                      F-5
Pro Forma Condensed Combined Statement of Operations for the
   year ended December 31, 1997                                        F-6
Notes to Pro Forma Condensed Combined Financial Statements             F-7

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


References herein to the "Company" or "MCI WorldCom" refer to MCI WORLDCOM, Inc., a Georgia corporation, and its subsidiaries, which prior to September 15, 1998, was named WorldCom, Inc. ("WorldCom").

On September 14, 1998, the Company acquired MCI Communications Corporation, a Delaware corporation ("MCI"), pursuant to the merger (the "MCI Merger") of MCI with and into TC Investments Corp. ("Acquisition Subsidiary"), a wholly owned subsidiary of the Company. Upon consummation of the MCI Merger, Acquisition Subsidiary was renamed MCI Communications Corporation which became a wholly owned subsidiary of the Company.

As a result of the MCI Merger, each share of MCI common stock was converted into the right to receive 1.2439 shares of MCI WorldCom common stock, par value $.01 per share (the "Common Stock" or "MCI WorldCom Common Stock"), or approximately 755 million MCI WorldCom common shares in the aggregate, and each share of MCI Class A common stock outstanding (all of which were held by British Telecommunications plc ("BT")) was converted into the right to receive $51.00 in cash or approximately $7 billion in the aggregate. The funds paid to BT were obtained by the Company from (i) available cash as a result of the Company's $6.1 billion public debt offering in August 1998; (ii) the sale of MCI's Internet backbone facilities and wholesale and retail Internet business (the "iMCI Business") to Cable and Wireless plc ("Cable & Wireless") for $1.75 billion in cash on September 14, 1998; (iii) the sale of MCI's 24.9% equity stake in Concert Communications Services ("Concert") to BT for $1 billion in cash on September 14, 1998; and (iv) availability under the Company's commercial paper program and credit facilities.

Upon effectiveness of the MCI Merger, the then outstanding and unexercised options exercisable for shares of MCI common stock were converted into options exercisable for an aggregate of approximately 83 million shares of MCI WorldCom Common Stock having the same terms and conditions as the MCI options, except that the exercise price and the number of shares issuable upon exercise were divided and multiplied, respectively, by 1.2439. The MCI Merger was accounted for as a purchase.

The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 and unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1998, and for the year ended December 31, 1997, illustrate the effect of the MCI Merger as if the MCI Merger had occurred on June 30, 1998, for the Pro Forma Condensed Combined Balance Sheet and as of the earliest date presented for the Pro Forma Condensed Combined Statement of Operations. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies.

These Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of WorldCom and MCI. The historical financial statements of WorldCom and related notes as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 are contained in WorldCom's Current Report on Form 8-K dated May 28, 1998 (filed May 28, 1998) and the historical financial statements of WorldCom and related notes as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are contained in WorldCom's Quarterly Report on Form 10-Q for the six months ended June 30, 1998, which reports are incorporated by reference herein. The historical financial statements of MCI and related notes as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 are contained in WorldCom's Current Report on Form 8-K/3 dated November 9, 1997 (filed May 28, 1998) and the historical financial statements of MCI and related notes as of June 30, 1998 for the six months ended June 30, 1998 and 1997 are contained in MCI WorldCom's Current Report on Form 8-K dated September 14, 1998 (filed September 29, 1998), which reports are incorporated by reference herein.

The Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                 PRO FORMA CONDENSED COMBINED BALANCE SHEET(1)
                               AS OF JUNE 30, 1998
                                  (IN MILLIONS)


                                                                                                                      MCI WorldCom
                                                               WorldCom          MCI               Pro Forma           Pro Forma
                                                            Historical(2)     Historical(2)       Adjustments          Combined
                                                            --------------   --------------       -----------          --------

Current assets                                                $  2,394          $  5,434          $     --            $    7,828
Property, plant and equipment, net                               8,538            14,140            (3,400)(3)            19,278
Goodwill and other intangibles, net                             14,824             2,308            28,712 (3)            42,744
                                                                                                    (3,100)(3)(8)
Other assets                                                     1,326             4,104               (86)(5)             5,344
                                                              --------          --------          --------            ----------
                Total assets                                  $ 27,082          $ 25,986          $ 22,126            $   75,194
                                                              ========          ========          ========            ==========

Current liabilities                                           $  2,492          $  6,943          $     --            $    9,435
Long-term debt                                                   8,971             3,938             6,936 (3)(4)         19,845
Other liabilities                                                  500             2,167            (1,500)(3)             1,167
Mandatorily redeemable preferred stock                              --               750                --                   750
Shareholders' equity:
  Class A common stock                                              --                14               (14)(5)                --
  Common stock                                                      11                60               (60)(5)                19
                                                                                                         8 (6)
  Paid in capital                                               17,061             6,489            (6,489)(5)            49,117
                                                                                                    32,056 (6)
  Retained earnings (deficit)                                   (1,968)            5,623            (5,623)(5)            (5,068)
                                                                                                    (3,100)(3)(8)
  Other                                                             15                 2                (2)(5)               (71)
                                                                                                       (86)(5)
                                                              --------          --------          --------            ----------
                 Total shareholders' equity                     15,119            12,188            16,690                43,997
                                                              --------          --------          --------            ----------
                 Total liabilities and shareholders' equity   $ 27,082          $ 25,986          $ 22,126            $   75,194
                                                              ========          ========          ========            ==========


The accompanying notes are an integral part of this statement.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(1)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                                           MCI WorldCom
                                                     WorldCom         MCI               Pro Forma           Pro Forma
                                                   Historical(2)  Historical(2)        Adjustments          Combined
                                                   -------------  -------------        -----------          --------

Revenues                                             $   4,960     $   10,658         $     (968)(7)       $   14,650
Operating expenses:
    Line costs                                           2,407          5,722               (968)(7)            7,161
    Selling, general and administrative                  1,002          3,058                 --                4,060
    Depreciation and amortization                          630          1,311                390 (9)            2,036
                                                                                            (295)(10)
    In-process research and development and other
      charges                                              498             --              3,100 (8)            3,598
                                                     ---------     ----------         ----------           ----------
Operating income                                           423            567             (3,195)              (2,205)
Other income (expense):
    Interest expense                                      (210)          (106)              (244)(11)            (560)
    Other                                                   22             46                 --                   68
                                                     ---------     ----------         ----------           ----------
Income (loss) before income taxes and extraordinary
  item                                                     235            507             (3,439)              (2,697)
Provision for income taxes                                 288            181                 19 (12)             488
                                                     ---------     ----------         ----------           ----------
Income (loss) from continuing operations                   (53)           326             (3,458)              (3,185)
Preferred dividend requirements                             13             30                 --                   43
                                                     ---------     ----------         ----------           ----------
Net income (loss) applicable to common shareholders  $     (66)    $      296         $   (3,458)          $   (3,228)
                                                     =========     ==========         ==========           ==========

Number of shares issued
  and outstanding:
     Basic                                               1,028            722                                   1,757
                                                     =========     ==========                              ==========
     Diluted                                             1,028            737                                   1,757
                                                     =========     ==========                              ==========

Earnings (loss) per share(13)
     Basic                                           $   (0.06)    $     0.41                              $    (1.84)
                                                     =========     ==========                              ==========
     Diluted                                         $   (0.06)    $     0.40                              $    (1.84)
                                                     =========     ==========                              ==========


The accompanying notes are an integral part of this statement.

                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(1)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                                               MCI WorldCom
                                                        WorldCom            MCI                Pro Forma        Pro Forma
                                                      Historical(2)    Historical(2)          Adjustments       Combined
                                                      -------------    -------------          -----------       --------

Revenues                                               $    7,476        $    19,653         $  (1,356)(7)       $  25,773
Operating expenses:
    Line costs                                              3,857             10,956            (1,356)(7)          13,457
    Selling, general and administrative                     1,626              5,940                --               7,566
    Depreciation and amortization                             976              2,082               780 (9)           3,248
                                                                                                  (590)(10)
                                                       ----------        -----------         ---------           ---------
Operating income                                            1,017                675              (190)              1,502
Other income (expense):
    Interest expense                                         (395)              (235)             (488)(11)         (1,118)
    Other                                                      41               (141)               --                (100)
                                                       ----------        -----------         ---------           ---------
Income (loss) before income taxes                             663                299              (678)                284
Provision for income taxes                                    416                 90                38 (12)            544
                                                       ----------        -----------         ---------           ---------
Income (loss) from continuing operations                      247                209              (716)               (260)
Preferred dividend requirements                                26                 60                --                  86
                                                       ----------        -----------         ---------           ---------
Net income (loss) applicable to common shareholders    $      221        $       149         $    (716)          $    (346)
                                                       ==========        ===========         =========           =========


Number of shares issued
  and outstanding:
     Basic                                                    966                693                                 1,659
                                                       ==========        ===========                             =========
     Diluted                                                  997                707                                 1,659
                                                       ==========        ===========                             =========

Earnings (loss) per share(13)
     Basic                                             $     0.23        $      0.22                             $   (0.21)
                                                       ==========        ===========                             =========
     Diluted                                           $     0.22        $      0.21                             $   (0.21)
                                                       ==========        ===========                             =========

The accompanying notes are an integral part of this statement.

                               NOTES TO PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma financial data do not give effect to any potential cost savings or other synergies that could result from the MCI Merger. In connection with the MCI Merger, the Company allocated $3.1 billion of the purchase price to in-process research and development ("R&D") projects of MCI (See Note 8). The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the MCI Merger been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

2. These columns represent historical results of operations and financial position.

3. This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation of the estimated excess of consideration over net assets acquired (in millions except per share data):

            Total MCI WorldCom stock issued, options assumed and payment to
             MCI Class A Common Stockholder                                                    $   39,000
            Inducement fee and estimated transaction costs                                            500
                                                                                               ----------
            Total consideration                                                                    39,500
            Historical net book value of MCI assets acquired at June 30, 1998                     (12,188)
                                                                                               ----------
            Preliminary purchase accounting adjustments:                                           27,312
             Fair value adjustment of property, plant & equipment, net of deferred taxes            3,400
             Adjustment for sales of businesses, net of taxes                                      (1,500)
                                                                                               ----------
            Estimated excess of consideration over net assets acquired                             29,212
            Inducement fee and estimated transaction costs reflected in
             WorldCom historical                                                                     (500)
                                                                                               ----------
                                                                                               $   28,712
                                                                                               ==========

     The following is a summary of the adjustment to goodwill and other intangibles:

            Purchased in-process R&D                                                          $     3,100
            Developed technology                                                                    1,700
            Tradename                                                                               1,100
            Goodwill                                                                               23,312
                                                                                              -----------
                                                                                              $    29,212
                                                                                              ===========

     Goodwill and tradename are amortized on a straight line basis over 40 years and developed technology is depreciated on a straight line basis over 10 years.

4. This adjustment represents additional borrowings of $6.9 billion for the purpose of financing the cash payment to the holder of the MCI Class A Common Stock. Estimated transaction costs of $500 million (which includes a $465 million inducement fee paid to BT) were paid in 1997 and are reflected in the WorldCom historical column (See Note 3).

5. These adjustments represent the elimination of MCI's stockholders' equity accounts and investment in MCI WorldCom Common Stock.

6. These adjustments represent the issuance of approximately 755 million shares of MCI WorldCom Common Stock in connection with the MCI Merger at an assumed MCI exchange ratio of 1.2439 shares of MCI WorldCom Common Stock for each share of MCI common stock outstanding.

7. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between WorldCom and MCI, as well as the elimination of the iMCI Business. Additionally, this adjustment includes a classification change for inbound international settlements which are now being treated as an offset to line costs instead of revenues. Previously, both MCI and WorldCom classified post telephone and telegraph administration settlements on a gross basis with the outbound settlement reflected as line cost expense and the inbound settlement reflected as revenue. This change better reflects the way in which the business is operated because the Company actually settles in cash through a formal net settlement process that is inherent in the operating agreements with foreign carriers.

8. In connection with the MCI Merger, the Company also allocated $3.1 billion of the purchase price to in-process research and development projects. The Company used professional appraisal consultants to assess and allocate values to the in-process research and development. This allocation represents the estimated fair value based on risk-adjusted future cash flows related to the incomplete projects. At the date of the MCI Merger, the development of these projects had not yet reached technological feasibility and the R&D in progress had no alternative future uses. Accordingly, these costs were expensed as of the merger date.

     Discounting the net cash flows back to their present value is based on the weighted average cost of capital ("WACC"). The respective business enterprises are comprised of various types of assets, each possessing different degrees of investment risk contributing to the Company's overall WACC. Intangible assets are assessed higher risk factors due to their lack of liquidity and poor versatility for redeployment elsewhere in the business. In the MCI analysis, the implied WACC was 14% based on the purchase price paid, assumed liabilities, projected cash flows, and MCI's asset mix. Returns on monetary and fixed assets were estimated based on prevailing interest rates. The process for quantifying intangible asset investment risk involved consideration of the uncertainty associated with realizing discernible cash flows over the life of the asset. A discount range of 15.5% to 19% was used for valuing the in-process research and development. These discount rates are higher than the WACC due to the inherent uncertainties surrounding the successful development of the purchased in-process research and development, the useful life of such technology, the profitability levels of such technology, and the uncertainty of technological advances that are unknown at this time.

     The value of the in-process research and development projects was adjusted to reflect the relative value and contribution of the acquired R&D. In doing so, consideration was given to the R&D's stage of completion, the complexity of the work completed to date, the difficulty of completing the remaining development, costs already incurred and the projected cost to complete the projects.

     The Company believes that the assumptions used in the forecasts were reasonable at the time of the respective business combination. No assurance can be given, however, that the underlying assumptions used to estimate expected project sales, development costs or profitability, or the events associated with such projects, will transpire as estimated. For these reasons, actual results may vary from the projected results.

     Management expects to continue supporting these R&D efforts and believes the Company has a reasonable chance of successfully completing the R&D programs. However, there is risk associated with the completion of the R&D projects and the Company cannot be assured that any will meet with either technological or commercial success.

     If none of these R&D projects is successfully developed, the sales and profitability of the Company may be adversely affected in future periods. The failure of any particular individual project in-process would not materially impact the Company's financial condition, results of operations or the attractiveness of the overall investment in MCI. Operating results are subject to uncertain market events and risks, which are beyond the Company's control, such as trends in technology, government regulations, market size and growth, and product introduction or other actions by competitors.

     The integration and consolidation of MCI requires substantial management and financial resources. While the Company believes the early results of these efforts are encouraging, the MCI Merger necessarily involve a number of significant risks, including potential difficulties in assimilating the technologies and services of MCI and in achieving the expected synergies and cost reduction.

     A description of the acquired in-process technology and the estimates made by the Company for the MCI Merger is set forth below.

     The in-process technology acquired in the MCI Merger consisted of seventy significant R&D projects grouped into six categories. The aggregate value assigned to MCI in-process research and development was $3.1 billion. These projects were all targeted at: (1) developing and deploying an all optical network, new architecture of the telephone system using Internet Protocol ("IP") and developing the systems and tools necessary to manage the voice and data traffic; (2) creating new products and services; and (3) developing certain information systems that may enhance the management of MCI WorldCom's products and service offerings.

     A brief description of the six categories of in-process research and development projects purchased in connection with the MCI Merger is set forth below:

     o R&D related to an All Optical Network. These projects involve R&D related to the development of an all optical network. This structure is in contrast to current systems which employ a combination of optics and electronics. New technologies that are in development include: (a) an optical cross connect system for all optical packet transport and sub-second service restoration, (b) a wavelength channel plan for enabling multiple simultaneous transmission channels, (c) projects related to distortion elimination, and (d) next generation optical networking technologies related to the fiber infrastructure. Achievements to date include demonstration of limited-scope prototypes in the laboratory. Remaining efforts include: demonstration of the system on a large scale with commercial traffic, physics research in certain areas, development of algorithms to enable network management, and addressing technology issues related to switching. The amount of R&D costs to date for these projects total $7 million. Estimated costs to complete are $10 million, as follows: 15% during the last quarter of 1998, 48% during the four quarters in 1999, 31% during the four quarters in 2000, and 6% during the four quarters in 2001. The completion of these projects will be difficult and the risk of these technologies not being completed is rated as medium to high. Failure to complete the R&D would cause the Company's future revenues and profits attributable to the R&D not to materialize as these projects would contribute to differentiating the Company from the competition in the future.

     o R&D Related to Data Transmission Service / Other Transmission Efforts. The Company is currently working on a variety of significant efforts related to data management. These new technologies include: (a) new data services to satisfy new capacity requirements and Internet needs,
         (b) a next generation intelligent network to enable deployment of specific new telecommunications services across multiple networks, (c) a 16 wavelength bi-directional line amplifier to amplify optical signals, (d) multiservice and integrated access platforms and development of new methods for serving ISPs on the local services network, and (e) Andromeda, which is related to specific improvements to Internet operations. Achievements to date include methods for new high speed switching, multicasting, and offering a variety of service levels, as well as architectural design for next generation intelligent networks. Tasks to complete the new technologies include: engineering related to telephone system to utilize IP; solving scalability issues across the infrastructure; and conducting extensive testing of the technologies under development. To date $48 million has been expended to develop these R&D projects. Estimated costs to complete the projects are $132 million, as follows: 9% during the last quarter of 1998, 33% during the four quarters in 1999, 46% during the four quarters in 2000, and 12% during the four quarters in 2001. The completion of these projects will be difficult and the risk of not completing these projects can be characterized as medium to high. Failure to complete the R&D would cause the future revenues and profits attributable to the R&D not to materialize.

     o Next Generation Tools. The Company's personnel are developing a variety of new tools that are being designed to achieve specific reliability and quality objectives related to the network. Important new development technologies in this category include: (a) reliability and quality engineering tools related to the reliability test and quality control, (b) network design development tools to enable end-to-end network design and modeling capabilities, (c) the Integrated Management Platform Advanced Communications Technology ("IMPACT") project to provide new network management for the networks, (d) the integrated test system to provide a new testing architecture for the Company's local, long distance, and international networks, and (e) an enhanced traffic system and security. Progress to date includes: definition of architectural components, partial development of software algorithms, and limited prototypes for tasks. Remaining efforts include completion of algorithms, prototype development, validation, testing, and development of support systems. To date $84 million has been spent on the R&D projects. Estimated costs to complete are $48 million, as follows: 22% during the last quarter of 1998, 46% during the four quarters in 1999, 23% during the four quarters in 2000, and 9% during the four quarters in 2001. There are significant risks of not being able complete the prototypes and there is also uncertainty in the timeliness of completion. The aggregate risk level for this category of R&D projects is considered medium to high. Project failure would result in the elimination of the Company's future revenues and profits attributable to the R&D.

     o Specific New Customer Care Capabilities. These projects involve a series of efforts designed to provide customers with a suite of new services. This includes development of major technologies such as: (a) the virtual data delivery system to engineer new order processing and provisioning capabilities for data services, (b) network automation projects related to capacity and change management, (c) hyperlink to deploy private lines and frame relay circuits utilizing a new methodology, (d) common data platform to create a depository of network management information, and (e) the Talisman project to develop data products for the network MCI One Voice. Achievements to date include design, partial coding, and prototyping. Tasks to complete include: addition of significant features and functionality; additional design, testing and coding; and addressing scalability issues. To date $67 million has been spent on developing this R&D. Estimated costs to complete are $76 million, as follows: 20% during the last quarter of 1998, 50% during the four quarters in 1999, 19% during the four quarters in 2000, and 11% during the four quarters in 2001. There are significant risks in completing the algorithms successfully and on time. The aggregate risk level for this category of R&D projects is considered medium to high. Project failure would eliminate the Company's future revenues and profits attributable to the R&D.

     o R&D Related to Local Services. This category involves a series of specific projects to create an offering of local services on a national basis. Efforts include: (a) electronic bonding for local service maintenance organizations, (b) elements of an order automation and tracking system, (c) access technology development, and (d) the substantial R&D related to the network optimization enhancement system. Achievements to date include: completion of system definitions, partial coding development, and base functionality developed on certain projects. Tasks to complete include adding features and functionality, module development and testing. To date $53 million has been spent on developing the R&D projects. Estimated costs to complete are $38 million, as follows: 25% during the last quarter of 1998, 43% during the four quarters in 1999, 21% during the four quarters in 2000, and 11% during the four quarters in 2001. There are significant risks related to developing the interfaces and the required technologies and the complex interconnections. The aggregate risk level for this category of R&D projects is considered medium to high. Failure of the R&D would eliminate the Company's future revenues and profits attributable to the R&D.

     o New Products and Services. A series of new products and services are being developed by the Company. These include: (a) video services to design and implement a new terrestrial video distribution network for real-time quality video, (b) distance learning services via an integrated multimedia network platform, (c) fractal compression technology for image compression and encoding to reduce data transmit time and bit losses, and (d) integrated messaging for one number service for telephone, fax, voicemail, Internet, and paging. Progress to date includes: definition, development, and component testing; feasibility and analysis; and development of prototypes. Remaining development includes: design and deployment; resolving issues related to product functionality; and addressing scalability issues across the Company's infrastructure. To date $37 million has been spent on developing the R&D in this category. Estimated costs to complete are $38 million, as follows: 24% during the last quarter of 1998, 43% during the four quarters in 1999, 22% during the four quarters in 2000, and 11% during the four quarters in 2001. There are significant risks in completing the R&D projects, particularly developing the leading edge components, compression technologies, and developing operational support systems. The aggregate risk level for this category of R&D projects is considered medium to high. Project failure would eliminate the Company's future revenues and profits attributable to the R&D.

\

     A summary of allocated values by technology/project is as follows (in millions):

                                                                  Developed        In-Process
                                                                  Technology           R&D
                                                                 -----------       -----------
               All Optical Network                               $       200       $       400
               Data Transmission Service/Other                           200               300
               Next Generation Tools                                     100               400
               New Customer Care Capabilities                            800             1,100
               Local                                                     200               700
               New Products and Services                                 200               200
                                                                 -----------       -----------
                                                                 $     1,700       $     3,100
                                                                 ===========       ===========

     The value assigned to purchased in-process technology was determined by estimating the contribution of the purchased in-process technology to developing commercially viable products, estimating the resulting net cash flows from the expected product sales of such products, and discounting the net cash flows to their present value using a risk-adjusted discount rate. Royalty rates used in the valuation of in-process R&D ranged from 1% to 3%. Funding for such projects is expected to be obtained from internally generated sources.

     Developed technology will be depreciated over 10 years on a straight-line basis. The remaining purchase price included allocations to goodwill and tradename which will be amortized over 40 years on a straight-line basis.

     Total MCI stand-alone revenues are projected to exceed $34 billion within five years. This level of revenue implies a compound annual growth rate ("CAGR") of approximately 12.3%. Estimated total revenues from the acquired in-process technology peak in the year 2001 and steadily decline in 2002 through 2009 as other new product and service technologies are expected to be introduced by the combined company. These projections are based on management's estimates of market size and growth, expected trends in technology, and the expected timing of new product introductions. These projections, which constitute forward-looking statements, were not made with a view to public disclosure and were based on a variety of estimates and judgments. Actual results may vary materially due to a number of significant risks, including, without limitation, uncertainties regarding future business, economic, competitive, regulatory and financial market conditions and future business decisions, all of which are difficult to predict and many of which are beyond the Company's control. No assurance can be given that such projections will be realized. The Company does not intend to update or supplement these projections in the future.

9. This entry reflects the adjustment to amortization and depreciation for the effect of the excess of consideration over net assets acquired in the MCI Merger. Goodwill and tradename are amortized on a straight line basis over 40 years while developed technology is depreciated on a straight line basis over 10 years (See Note 3).

10. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of MCI's property, plant and equipment based on an evaluation of depreciated replacement cost (See Note 3).

11. These adjustments represent the recognition of interest expense on the additional borrowings of WorldCom to finance the cash payment to the holder of the MCI Class A common stock and transaction costs (see Note 4). The interest expense was calculated based on WorldCom's incremental borrowing rate of 6.5%. A change of 1/8% in the incremental rate would affect interest expense by $4.7 million and $9.3 million for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

12.  These entries represent the tax effect of the pro forma adjustments.

13. Pro forma per share data are based on the number of MCI WorldCom common and common equivalent shares that would have been outstanding had the MCI Merger occurred on the earliest date presented.

                                  EXHIBIT INDEX

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

            2.1            Agreement and Plan of Merger by and among WorldCom, TC Investments Corp. and MCI dated as of November 9,
                           1997 (filed as Annex I to the Joint Proxy Statement/Prospectus dated January 22, 1998 included in
                           WorldCom's Registration Statement on Form S-4, Registration No. 333-36901 and incorporated herein by reference)*

            2.2            Agreement by and among BT, MCI and WorldCom dated as of November 9, 1997 (incorporated herein by reference to Exhibit 99.1 of WorldCom's Current Report on Form 8-K dated November 9, 1997 (filed November
                           12, 1997) (File No. 0-11258))*

            3.1            Second Amended and Restated Articles of Incorporation of MCI WORLDCOM, Inc. (including preferred stock designations), as amended as of September 15, 1998 (incorporated herein by reference to Exhibit 4.1 of
                           MCI WorldCom's Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, No.
                           333-36901 (filed September 14, 1998))

            3.2            Restated Bylaws of MCI WORLDCOM, Inc. (incorporated by reference to Exhibit 4.1 of MCI WorldCom's Current
                           Report on Form 8-K dated September 14, 1998 (filed September 29, 1998) (File No. 0-11258))*

           99.1            Certain portions of Press Release dated August 12, 1998 (incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K dated September 14, 1998 (filed September 29, 1998) (File No. 0-11258)

           99.2            Joint Proxy Statement/Prospectus dated January 22, 1998 filed in connection with WorldCom's Registration
                           Statement on Form S-4, Registration No. 333-36901, and incorporated herein by reference.








---------------------------------
  * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.